GRIFFIN-AMERICAN HEALTHCARE REIT III

Investing in America's Largest and Fastest-Growing Industry.[1]

Investor Update

LETTER FROM THE CHAIRMAN AND CEO

APRIL 22, 2021

Dear Fellow Stockholder:

Griffin-American Healthcare REIT III recently filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission, or SEC, and I am pleased to provide you with our fourth quarter and year-end update for 2020.

As we have shared with you over the course of the past twelve months, the company has been confronted with a host of unique and significant challenges since the onset of the global COVID-19 pandemic in March 2020. Portfolio occupancy, revenue and expenses have all been severely impacted, particularly within our senior housing properties and integrated senior health campuses.

Indeed, occupancy within our senior housing-RIDEA[2] properties fell from 77.4 percent as of the close of 2019 to just 70.0 percent as of the end of 2020, while our large portfolio of integrated senior health campuses experienced a similarly significant decline from 84.0 percent to 66.9 percent for the same period. Occupancy as of the end of third quarter 2020 compared to the end of fourth quarter 2020 among these cohorts of our portfolio continued to decline from 72.0 percent to 70.0 percent and from 75.7 percent to 66.9 percent, respectively. Higher operating costs at these facilities due to the greater reliance on personal protective equipment and expanded labor costs also continue to negatively impact the company's overall performance. Other components of our portfolio, specifically our medical office buildings, have fared better in the face of the pandemic and continue to perform relatively well.

In our recent letter to you, dated March 19, 2021, we disclosed that the annual valuation of the company's portfolio was performed at the height of the pandemic and resulted in our board of directors adopting an updated estimated per share net asset value, or NAV, of $8.55 as of September 30, 2020.[3] The most recent previous NAV was $9.40 as of June 30, 2019. We remain optimistic about our future prospects — the reality is that the quality of our portfolio, the underlying demographics of the world's aging population and the growing demand for healthcare services have not changed. The impact to our NAV is almost entirely due to what we believe are temporary disruptions wrought by the COVID-19 pandemic and which we are confident will fade over time once the pandemic has been brought to heel and the nation returns to a pre-pandemic environment.

Since the onset of the COVID-19 pandemic in the United States during the first quarter 2020, the executive management team and board of directors of Griffin-American Healthcare REIT III have been focused on the preservation of cash and liquidity in order to help the company navigate the meaningful challenges that have negatively impacted our business. This strategy has proven successful to date, and the company remains well-equipped to weather the waning months of the pandemic.

In fact, as we also shared in our recent March 2021 letter, during the fourth quarter 2020, the board of directors formed a special committee to investigate potential strategic alternatives that may be available to the company to further enhance shareholder value. These strategic alternatives could include the sale of the company's assets, a listing of the company's shares on a national securities exchange, or a merger with another entity, including a merger with another unlisted entity that we expect would enhance the value of the company. The strategic alternatives review process is an important one in the life of a non-traded real estate investment trust, or REIT, such as

(continued on next page)

Fourth Quarter and Year-End 2020 Highlights and Accomplishments

- As of December 31, 2020, the company had completed the acquisition of a diversified portfolio of medical office buildings, hospitals, senior housing facilities, skilled nursing facilities, integrated senior health campuses and real estate-related investments for an aggregate contract purchase price of $3.1 billion[5] and which is now estimated to have a value of approximately $3.7 billion.[6]
- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, attributable to controlling interest, or MFFO, totaled approximately $96.7 million for both the years ended December 31, 2020 and 2019. MFFO during the fourth quarter 2020 equaled $16.5 million, compared to MFFO of $24.5 million during the same period in 2019. (Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO.)
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $95.7 million for the year ended December 31, 2020, as compared to $91.2 million for the year ended December 31, 2019. FFO equaled $21.1 million during the fourth quarter 2020, compared to fourth quarter 2019 FFO of $28.9 million. (Please see financial reconciliation tables and notes at the end of this release for more information regarding FFO.)
- Net income for the year ended December 31, 2020 was $8.9 million, as compared to a net loss of $(852,000) for the year ended December 31, 2019. Net loss during the fourth quarter 2020 equaled $(3.5 million), compared with net income during the fourth quarter 2019 of $9.5 million. (Please see financial reconciliation tables and notes at the end of this update for more information regarding net income (loss).)
- Net operating income, or NOI, totaled $218.3 million for the year ended December 31, 2020, compared to NOI of $221.4 million for the year ended December 31, 2019. NOI during the fourth quarter 2020 equaled $43.5 million, compared to fourth quarter 2019 NOI of $56.2 million. (Please see financial reconciliation tables and notes at the end of this update for more information regarding NOI.)
- As of December 31, 2020, the company's non-RIDEA[2] property portfolio achieved a leased percentage of 91.9 percent and weighted average remaining lease term of 7.2 years. The company's portfolio of senior housing — RIDEA facilities and integrated senior health campuses achieved a leased percentage of 70.0 percent and 66.9 percent, respectively, as of December 31, 2020. Portfolio leverage[7] was 45.9 percent.

(continued on next page)

- Subsequent to the close of the fourth quarter 2020, on March 18, 2021, the company's board of directors unanimously approved an updated estimated per share NAV of our common stock of $8.55 calculated as of September 30, 2020. The board of directors also announced, on March 19, 2021, that a special committee comprised of its three independent directors had been established to consider and evaluate potential strategic alternatives that may be available to the company in order to maximize shareholder value. Such strategic alternatives could include the sale of the company's assets, a listing of the company's shares on a national securities exchange, or a merger of the company with another entity, including a merger with another unlisted entity that we expect could enhance the value of the company.[3]
- Additionally, on April 22, 2021, our board of directors declared daily distributions equal to $0.000547945 per share, or an annualized rate of $0.20 per share, to stockholders of record for the period of June 1, 2021 to June 30, 2021, to be paid in July 2021.[4]

(continued from previous page)

ours, and we are optimistic that the process will lead to enhanced value for you and all of our fellow stockholders. It is important to understand, however, that there is no guarantee that this process will lead to the successful completion of any of the options outlined above.

Since the close of 2020, the dramatic surge in COVID-19 cases that began during the fall has abated and we have experienced an equally dramatic decline in case counts in recent months. This decline has coincided with a rapidly expanding national vaccination program, which has shown early signs of success within the most affected portions of our portfolio. We are optimistic that the worst days of the pandemic are behind us.

As a result, our board of directors has authorized the reinstatement of distributions by declaring a daily distribution to stockholders for each day of the month of June 2021, at an annualized distribution rate of $0.20 per share, to be paid in July 2021.[4]

We will continue to update you on our progress and recovery from the COVID-19 pandemic's toll as we seek to maximize the value of our mutual investments in Griffin-American Healthcare REIT III. Should you have any questions, please contact your financial advisor for more information.

Thank you for your continued support.

Kind Regards,

Jeff Hanson
Chairman and Chief Executive Officer
Griffin-American Healthcare REIT III

1. Based on "Occupational Outlook Handbook" United States Department of Labor, Bureau of Labor Statistics. September 1, 2020. https://www.bls.gov/ooh/healthcare/home.htm.
2. The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
3. For more information, please refer to our Current Report on Form 8-K filed with the SEC on March 19, 2021.
4. For more information, please refer to our Current Report on Form 8-K filed with the SEC on April 22, 2021.
5. Based on aggregate contract purchase price of owned and/or operated real estate and a real estate-related investment, including completed development projects and net of dispositions and principal repayments, as of December 31, 2020.
6. Based on the gross real estate and real estate-related investment value estimated by an independent third-party valuation firm as of September 30, 2020 and for properties acquired subsequent to September 30, 2020, the aggregate contract purchase price as of December 31, 2020.
7. Total debt divided by total market value of real estate and real estate-related investments. Total market value equals the aggregate purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

Certain statements contained herein may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to the strategic alternative review process; any consummation of a transaction resulting from the strategic alternative review process; the updated estimated per share NAV of our company's common stock and our future determinations thereof; the effects of the COVID-19 pandemic, including its effects on the healthcare industry, our portfolio and increased labor and financial costs associated with safety and sanitation protocols; our expectations regarding the performance of our business, distributions and continued success; our ability to maximize shareholder value; our expectations regarding the growing demand for healthcare services; and our expectations regarding the duration and decline of the COVID-19 pandemic. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties regarding the severity and duration of the COVID-19 pandemic and its effects; uncertainties relating to our ability to successfully pursue our strategic plan; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; and other risk factors as outlined in our company's periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

PORTFOLIO AT-A-GLANCE (As of December 31, 2020)

PORTFOLIO SUMMARY

Purchase Price[(1)(2)]:	$3.1 billion
Buildings & Integrated Senior Health Campuses[(2)]:	220
Gross Leasable Area (Sq Ft)[(2)]:	14.1 million
Leased[(3)]:	91.9%
Weighted Average Remaining Lease Term[(3)]:	7.2 years
Portfolio Leverage[(4)]:	45.9%

PORTFOLIO ASSET MIX

(based on net operating income by segment)


Hospitals
5.7%
Senior Housing
7.9%
Skilled Nursing Facilities
7.9%
Senior Housing – RIDEA
12.7%
Medical Office Buildings
26.3%
Integrated Senior Health Campuses
39.5%(5)(8)

PROPERTY PORTFOLIO

Real Estate Investments	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[(6)]	Aggregate Contract Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81%	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	100%	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	94%	$8,800,000
Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	100%	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	69%	$12,000,000
Mount Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL	23,000	100%	$9,900,000
Southlake TX Hospital[(2)]	Hospital	Dec 2014	Southlake, TX	142,000	100%	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	97%	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	91%	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	477,000	96%	$135,000,000
King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	72,000	67%	$18,500,000
North Carolina Assisted Living Facility Portfolio	Senior Housing — RIDEA	Jan & Jun 2015, Jan 2017, Aug 2018 & Mar 2019	NC	272,000	50%	$113,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	97%	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100%	$14,949,000
Mt Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	75%	$13,000,000

PROPERTY PORTFOLIO (continued)

Real Estate Investments	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[6]	Aggregate Contract Purchase Price
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	30,000	43%	$7,444,000
Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	90%	$24,820,000
Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	86%	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100%	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing — RIDEA	May, Jun, Jul & Nov 2015	IN, MI	585,000	81%	$75,035,000
Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	19%	$16,300,000
Nebraska Senior Housing Portfolio	Senior Housing — RIDEA	May 2015	NE	282,000	74%	$66,000,000
Pennsylvania Senior Housing Portfolio	Senior Housing — RIDEA	Jun 2015	PA	260,000	88%	$87,500,000
Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015, Dec 2017 & Apr 2018	Waterloo, IL	41,000	88%	$12,712,000
Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	84%	$15,700,000
Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	98%	$36,000,000
Richmond VA Assisted Living Facility	Senior Housing — RIDEA	Sep 2015	North Chesterfield, VA	210,000	94%	$64,000,000
Crown Senior Care Portfolio	Senior Housing	Sep, Oct & Dec 2015 & Nov 2016	Isle of Man & United Kingdom	155,000	100%	$68,085,000
Washington D.C. Skilled Nursing Facility	Skilled Nursing	Oct 2015	Washington, DC	134,000	100%	$40,000,000
Trilogy[2][7]	Integrated Senior Health Campuses[8]	Various	IN, KY, MI, OH	8,471,000	77%	$1,626,950,000
Stockbridge GA Medical Office Building II	MOB	Dec 2015	Stockbridge, GA	46,000	79%	$8,000,000
Marietta GA Medical Office Building II	MOB	Dec 2015	Marietta, GA	22,000	62%	$5,800,000
Naperville Medical Office Building	MOB	Jan 2016	Naperville, IL	69,000	83%	$17,385,000
Lakeview IN Medical Plaza[2]	MOB	Jan 2016	Indianapolis, IN	163,000	91%	$20,000,000
Pennsylvania Senior Housing Portfolio II	Senior Housing — RIDEA	Feb 2016	Palmyra, PA	125,000	89%	$27,500,000
Snellville GA Medical Office Building	MOB	Feb 2016	Snellville, GA	42,000	93%	$8,300,000
Lakebrook Medical Center	MOB	Feb 2016	Westbrook, CT	25,000	82%	$6,150,000
Stockbridge GA Medical Office Building III	MOB	Mar 2016	Stockbridge, GA	43,000	91%	$10,300,000
Joplin MO Medical Office Building	MOB	May 2016	Joplin, MO	85,000	86%	$11,600,000
Austell GA Medical Office Building	MOB	May 2016	Austell, GA	39,000	100%	$12,600,000
Middletown OH Medical Office Building	MOB	Jun 2016	Middletown, OH	103,000	85%	$19,300,000
Fox Grape Skilled Nursing Facility Portfolio	Skilled Nursing	Jul & Nov 2016	MA	424,000	100%	$88,000,000
Voorhees NJ Medical Office Building	MOB	Jul 2016	Voorhees, NJ	48,000	76%	$11,300,000
Norwich CT Medical Office Building Portfolio	MOB	Dec 2016	Norwich, CT	56,000	87%	$15,600,000
New London CT Medical Office Building	MOB	May 2017	New London, CT	27,000	98%	$4,850,000
Middletown OH Medical Office Building II	MOB	Dec 2017	Middletown, OH	32,000	71%	$4,600,000

1. Based on aggregate contract purchase price of owned and/or operated real estate and a real estate-related investment, including completed development projects and net of dispositions and principal repayments, as of December 31, 2020.
2. Includes owned, leased or joint venture properties.
3. Excluding our senior housing — RIDEA facilities and our integrated senior health campuses. As of December 31, 2020, our senior housing — RIDEA facilities and integrated senior health campuses were 70.0% and 66.9% leased, respectively, and substantially all of our leases with residents at such properties are for a term of one year or less.
4. Total debt divided by total market value of real estate and a real estate-related investment. Total market value equals the aggregate contract purchase price paid for investments, or for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
5. Calculated based on our 67.6% pro-rata ownership of Trilogy's total net operating income for the year ended December 31, 2020.
6. Leased percentage as of December 31, 2020 includes all leased space of the respective property including master leases, except for our senior housing — RIDEA facilities and our integrated senior health campuses where leased percentage represents resident occupancy on the available units of the senior housing — RIDEA facilities or integrated senior health campuses.
7. As of December 31, 2020, we owned and/or operated 119 integrated senior health campuses including completed development projects through a majority-owned subsidiary of Trilogy.
8. Integrated senior health campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses, and operate under a RIDEA structure.

PORTFOLIO AT-A-GLANCE (As of December 31, 2020)

PROPERTY MAP



LEGEND

- Medical Office Buildings
- Hospitals
- Senior Housing
- Senior Housing – RIDEA
- Skilled Nursing Facilities
- Integrated Senior Health Campuses

FINANCIAL RECONCILIATION (For the Three Months and Years Ended December 31, 2020 and 2019)

FFO and MFFO Reconciliation

	Three Months Ended December 31,		Years Ended December 31,	
	2020	2019	2020	2019
Net (loss) income	**$ (3,461,000)**	**$ 9,548,000**	**$ 8,863,000**	**$ (852,000)**
Add:				
Depreciation and amortization related to real estate — consolidated properties	24,608,000	24,263,000	98,858,000	111,412,000
Depreciation and amortization related to real estate — unconsolidated entities	722,000	370,000	2,992,000	1,189,000
Impairment of real estate investments	2,734,000	—	11,069,000	—
Less:				
Net loss (income) attributable to noncontrolling interests	1,079,000	(1,134,000)	(6,700,000)	(4,113,000)
Gain on dispositions of real estate investments	(358,000)	—	(1,395,000)	—
Depreciation, amortization, impairments and gain on dispositions — noncontrolling interests	(4,269,000)	(4,132,000)	(18,012,000)	(16,477,000)
FFO attributable to controlling interest	**$ 21,055,000**	**$ 28,915,000**	**$ 95,675,000**	**$ 91,159,000**
Acquisition related expenses(1)	$ (17,000)	$ 131,000	$ 290,000	$ (161,000)
Amortization of above- and below-market leases(2)	47,000	44,000	124,000	219,000
Amortization of loan and closing costs(3)	45,000	38,000	170,000	275,000
Change in deferred rent(4)	(8,000)	(392,000)	(1,479,000)	744,000
Loss on extinguishment of debt(5)	—	789,000	—	2,968,000
(Gain) loss in fair value of derivative financial instruments(6)	(1,765,000)	(1,305,000)	3,906,000	4,541,000
Foreign currency gain(7)	(2,772,000)	(3,384,000)	(1,469,000)	(1,730,000)
Adjustments for unconsolidated entities(8)	187,000	332,000	941,000	1,431,000
Adjustments for noncontrolling interests(8)	(309,000)	(708,000)	(1,486,000)	(2,743,000)
MFFO attributable to controlling interest	**$ 16,463,000**	**$ 24,460,000**	**$ 96,672,000**	**$ 96,703,000**
Weighted average common shares outstanding — basic and diluted	193,856,872	195,268,047	194,168,833	196,342,873
Net (loss) income per common share — basic and diluted	$ (0.02)	$ 0.05	$ 0.05	$ (0.00)
FFO attributable to controlling interest per common share — basic and diluted	$ 0.11	$ 0.15	$ 0.49	$ 0.46
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.08	$ 0.13	$ 0.50	$ 0.49

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed real estate investment trusts that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties.

(2) Under accounting principles generally accepted in the United States, or GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, direct loan and closing costs are amortized over the term of our debt security investment and notes receivable as an adjustment to the yield on our debt security investment or notes receivable. This may result in income recognition that is different than the contractual cash flows under our debt security investment and notes receivable. By adjusting for the amortization of the loan and closing costs related to our debt security investment and real estate notes receivable, MFFO may provide useful supplemental information on the realized economic impact of our debt security investment and notes receivable terms, providing insight on the expected contractual cash flows of such debt security investment and notes receivable, and aligns results with our analysis of operating performance.

(4) Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(5) The loss associated with the early extinguishment of debt primarily includes the write-off of unamortized deferred financing fees, write-off of unamortized debt discount, penalties, or other fees incurred. We believe that adjusting for such non-recurring losses provides useful supplemental information because such charges (or losses) may not be reflective of on-going business transactions and operations and is consistent with management's analysis of our operating performance.

(6) Under GAAP, we are required to include changes in fair value of our derivative financial instruments in the determination of net income or loss. We believe that adjusting for the change in fair value of our derivative financial instruments to arrive at MFFO is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(7) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(8) Includes all adjustments to eliminate the unconsolidated entities' share or noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (7) above to convert our FFO to MFFO.

Net Operating Income Reconciliation

	Three Months Ended December 31,		Years Ended December 31,	
	2020	2019	2020	2019
Net (loss) income	**$(3,461,000)**	**$9,548,000**	**$8,863,000**	**$(852,000)**
General and administrative	5,683,000	8,645,000	27,007,000	29,749,000
Acquisition related expenses	(17,000)	131,000	290,000	(161,000)
Depreciation and amortization	24,608,000	24,263,000	98,858,000	111,412,000
Interest expense	16,098,000	17,583,000	75,184,000	83,094,000
Gain on dispositions of real estate investments	(358,000)	—	(1,395,000)	—
Impairment of real estate investments	2,734,000	—	11,069,000	—
Loss from unconsolidated entities	1,452,000	384,000	4,517,000	2,097,000
Foreign currency gain	(2,772,000)	(3,384,000)	(1,469,000)	(1,730,000)
Other income	(291,000)	(1,359,000)	(1,570,000)	(3,736,000)
Income tax (benefit) expense	(136,000)	374,000	(3,078,000)	1,524,000
Net operating income	**$43,540,000**	**$56,185,000**	**$218,276,000**	**$221,397,000**